SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): January 13, 2005

VERTIS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET		21201
BALTIMORE, MARYLAND		(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

      (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Vertis, Inc. (the “Company”) has entered into an employment agreement with Gary L. Sutula, effective January 13, 2005 (the “Sutula Agreement”) pursuant to which Mr. Sutula will begin employment within the next month as Chief Information Officer.  The Sutula Agreement may be terminated by either Mr. Sutula or the Company at any time for any reason.  Under the Sutula Agreement, Mr. Sutula will receive an annual base salary of $240,000.  The Sutula Agreement also provides that Mr. Sutula will participate in a Executive Incentive Plan pursuant to which he will receive an annual bonus targeted at not less than 40% of base salary assuming bonus targets are met, based on a percentage of achievement of an internally calculated proforma EBITDA measure, pursuant to the terms of the Company’s Executive Incentive Plan as amended from time to time.  Mr. Sutula will also receive a grant of 5,000 shares of the Company’s restricted common stock under the Vertis Holdings, Inc. Equity Plan, and certain fringe benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ DEAN D. DURBIN
Name: Dean D. Durbin
Title: President and Chief Financial Officer

Date:  January 25, 2005